Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and notes thereto have been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the mergers and the related transaction accounting adjustments (pro forma adjustments) described in the accompanying notes.

In the first merger, Comerica will merge with and into Fifth Third Intermediary, with Fifth Third Intermediary as the surviving corporation. In the second merger, immediately following the first merger, Comerica Holdings will merge with and into Fifth Third Intermediary, with Fifth Third Intermediary as the surviving corporation. In the bank mergers, which will occur following the mergers, at a time determined by Fifth Third, Comerica Bank and Comerica Bank & Trust will each merge with and into Fifth Third Bank, with Fifth Third Bank continuing as the surviving bank.

Each share of Comerica common stock issued and outstanding immediately prior to the effective time (except for shares of Comerica common stock owned by Comerica or Fifth Third (in each case other than shares of Comerica common stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Comerica or Fifth Third in respect of debts previously contracted)) will be converted into the right to receive 1.8663 shares of Fifth Third common stock. Each share of Comerica preferred stock issued and outstanding immediately prior to the effective time will automatically be converted into the right to receive one (1) share of new Fifth Third preferred stock, having terms that are not materially less favorable than the terms of the Comerica preferred stock, and each outstanding Comerica depositary share will be automatically converted into a new Fifth Third depositary share, representing a 1/40th interest in the new Fifth Third preferred stock.

The unaudited pro forma condensed combined income statements for the nine months ended September 30, 2025, and for the year ended December 31, 2024 combine the historical consolidated income statements of Fifth Third and Comerica, giving effect to the mergers as if it had been completed on January 1, 2024. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical consolidated balance sheets of Fifth Third and Comerica, giving effect to the mergers as if it had been completed on September 30, 2025.

The historical consolidated financial statements of Fifth Third and Comerica have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are necessary to account for the mergers, in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that Fifth Third (as the accounting acquirer) believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies. Certain reclassifications have also been made to align Fifth Third’s and Comerica’s historical financial statement presentation and accounting policies.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Fifth Third and the related notes included in Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2024, and the historical unaudited condensed consolidated financial statements of Fifth Third and the related notes included in Fifth Third’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, and (ii) the historical audited consolidated financial statements of Comerica and the related notes included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2024, and the historical unaudited consolidated financial statements of Comerica and the related notes included in Comerica’s Quarterly Report on Form 10-Q for the period ended September 30, 2025.

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future.

The mergers are being accounted for as a business combination using the acquisition method with Fifth Third as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to Comerica’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the mergers. The process of valuing the net assets of Comerica immediately prior to the mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the purchase consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill.

The unaudited pro forma condensed combined financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the mergers.

As of the date of this registration statement, Fifth Third has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Comerica assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Comerica assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of Comerica’s assets and liabilities will be based on Comerica’s actual assets and liabilities as of the date the first merger closes (“closing date”) and, therefore, cannot be made prior to the completion of the mergers. In addition, the value of the merger consideration to be paid in shares of Fifth Third common stock upon the completion of the mergers will be determined based on the closing price of Fifth Third’s common stock on the closing date and the number of issued and outstanding shares of Comerica common stock immediately prior to the closing. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

Further, Fifth Third has not identified all adjustments necessary to conform Comerica’s accounting policies to Fifth Third’s accounting policies. Upon completion of the mergers, or as more information becomes available, the combined company will perform a more detailed review of Fifth Third’s accounting policies and Comerica’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Fifth Third estimated the fair value of certain Comerica assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Comerica’s SEC filings and other publicly available information. Until the mergers are completed, both companies are limited in their ability to share certain information.

Upon completion of the mergers, a final determination of the fair value of Comerica assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

FIFTH THIRD UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET AS OF SEPTEMBER 30, 2025

($ in millions)	Historical Fifth Third	Reclassified Comerica (Note 3)	Pro Forma Adjustments	Note 4	Pro Forma Combined
Assets
Cash and due from banks	$2,901	986	—		3,887
Other short-term investments	17,215	4,082	—		21,297
Available-for-sale debt and other securities	36,461	15,031	102	A	51,594
Held-to-maturity securities	11,498	—	—		11,498
Trading debt securities	1,266	170	—		1,436
Equity securities	287	133	—		420
Loans and leases held for sale	576	1	—		577
Portfolio loans and leases	123,130	50,886	73	B	174,089
Allowance for loan and lease losses	(2,265)	(686)	(120)	C	(3,071)

Portfolio loans and leases, net	120,865	50,200	(47)		171,018
Bank premises and equipment	2,655	603	—		3,258
Operating lease equipment	379	—	—		379
Goodwill	4,947	635	2,121	D	7,703
Intangible assets	76	5	1,253	D	1,334
Servicing rights	1,601	—	—		1,601
Other assets	12,176	6,404	340	E,G	18,920

Total Assets	$212,903	78,250	3,769		294,922

Liabilities
Deposits:
Noninterest-bearing deposits	$41,830	22,581	—		64,411
Interest-bearing deposits	124,739	40,161	4	F	164,904

Total deposits	166,569	62,742	4		229,315
Federal funds purchased	183	—	—		183
Other short-term borrowings	5,077	—	—		5,077
Accrued taxes, interest and expenses	1,943	975	—		2,918
Other liabilities	4,347	1,682	1,573	G,H	7,602
Long-term debt	13,677	5,422	(4)	I	19,095

Total Liabilities	$191,796	70,821	1,573		264,190

Equity
Common stock	$2,051	1,141	(598)	J	2,594
Preferred stock	1,770	392	—	K	2,162
Capital surplus	3,813	2,197	7,448	J	13,458
Retained earnings	25,057	12,268	(13,223)	J,L	24,102
Accumulated other comprehensive loss	(3,276)	(2,261)	2,261	J	(3,276)
Treasury stock	(8,308)	(6,308)	6,308	J	(8,308)

Total Equity	$21,107	7,429	2,196		30,732

Total Liabilities and Equity	$212,903	78,250	3,769		294,922

See accompanying notes to unaudited pro forma condensed combined financial statements.

FIFTH THIRD AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED

INCOME STATEMENT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

($ in millions)	Historical Fifth Third	Reclassified Comerica (Note 3)	Pro Forma Adjustments	Note 5	Pro Forma Combined
Interest Income
Interest and fees on loans and leases	$5,604	2,325	(40)	A	7,889
Interest on securities	1,354	329	166	B	1,849
Interest on other short-term investments	477	163	—		640

Total interest income	7,435	2,817	126		10,378
Interest Expense
Interest on deposits	2,226	788	(2)	C	3,012
Interest on federal funds purchased	7	7	—		14
Interest on other short-term borrowings	174	21	—		195
Interest on long-term debt	575	261	—		836

Total interest expense	2,982	1,077	(2)		4,057

Net Interest Income	4,453	1,740	128		6,321
Provision for credit losses	544	86	—		630

Net Interest Income After Provision for Credit Losses	3,909	1,654	128		5,691
Noninterest Income
Wealth and asset management revenue	519	202	—		721
Commercial payments revenue	462	192	—		654
Consumer banking revenue	428	126	—		554
Capital markets fees	294	110	—		404
Commercial banking revenue	247	89	—		336
Mortgage banking net revenue	171	1	—		172
Other noninterest income	86	57	—		143
Securities gains, net	17	7	—		24

Total noninterest income	2,224	784	—		3,008
Noninterest Expense
Compensation and benefits	2,132	1,079	—		3,211
Technology and communications	378	157	—		535
Net occupancy expense	260	140	—		400
Equipment expense	126	41	—		167
Loan and lease expense	105	7	—		112
Marketing expense	105	29	—		134
Card and processing expense	65	193	—		258
Other noninterest expense	664	96	154	F	914

Total noninterest expense	3,835	1,742	154		5,731

Income Before Income Taxes	2,298	696	(26)		2,968
Applicable income tax expense	507	149	(6)	G	650

Net Income	1,791	547	(20)		2,318
Dividends on preferred stock	114	17	—	H	131
Income allocated to participating securities	—	3	—		3

Net Income Available to Common Shareholders	$1,677	527	(20)		2,184

Earnings per share-basic	$2.51	—	—		2.41
Earnings per share-diluted	$2.49	—	—		2.38

Average common shares outstanding-basic	669,405,202	—	238,434,207	I	907,839,409
Average common shares outstanding-diluted	673,631,736	—	244,633,316	I	918,265,052

See accompanying notes to unaudited pro forma condensed combined financial statements.

FIFTH THIRD AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED

INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2024

($ in millions)	Historical Fifth Third	Reclassified Comerica (Note 3)	Pro Forma Adjustments	Note 5	Pro Forma Combined
Interest Income
Interest and fees on loans and leases	$7,477	3,252	(55)	A	10,674
Interest on securities	1,839	417	263	B	2,519
Interest on other short-term investments	1,110	318	—		1,428

Total interest income	10,426	3,987	208		14,621
Interest Expense
Interest on deposits	3,736	1,238	(5)	C	4,969
Interest on federal funds purchased	11	—	—		11
Interest on other short-term borrowings	157	48	—		205
Interest on long-term debt	892	463	—		1,355

Total interest expense	4,796	1,749	(5)		6,540

Net Interest Income	5,630	2,238	213		8,081
Provision for credit losses	530	49	806	D	1,385

Net Interest Income After Provision for Credit Losses	5,100	2,189	(593)		6,696
Noninterest Income
Wealth and asset management revenue	647	271	—		918
Commercial payments revenue	608	259	—		867
Consumer banking revenue	555	187	—		742
Capital markets fees	424	142	—		566
Commercial banking revenue	377	109	—		486
Mortgage banking net revenue	211	1	—		212
Other noninterest income	12	86	—		98
Securities gains (losses), net	15	(8)	—		7

Total noninterest income	2,849	1,047	—		3,896
Noninterest Expense
Compensation and benefits	2,763	1,352	—		4,115
Technology and communications	474	195	—		669
Net occupancy expense	339	181	—		520
Equipment expense	153	55	—		208
Loan and lease expense	132	11	—		143
Marketing expense	115	41	—		156
Card and processing expense	84	263	—		347
Other noninterest expense	973	250	1,494	E,F	2,717

Total noninterest expense	5,033	2,348	1,494		8,875

Income Before Income Taxes	2,916	888	(2,087)		1,717
Applicable income tax expense	602	190	(511)	G	281

Net Income	2,314	698	(1,576)		1,436
Dividends on preferred stock	159	23	—	H	182
Income allocated to participating securities	—	4	—		4

Net Income Available to Common Shareholders	$2,155	671	(1,576)		1,250

Earnings per share-basic	$3.16	—	—		1.36
Earnings per share-diluted	$3.14	—	—		1.34

Average common shares outstanding-basic	682,160,985	—	238,434,207	I	920,595,192
Average common shares outstanding-diluted	687,300,837	—	244,633,316	I	931,934,153

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X. As discussed in Note 3, certain reclassifications were made to align Comerica with Fifth Third’s accounting policies and financial statement presentation. The review of Comerica’s accounting policies and financial statement presentation is preliminary, and additional differences could be identified prior to completion of the merger.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under the provisions of ASC Topic 805, Business Combinations, with Fifth Third identified as the accounting acquirer. The fair value concepts applied are consistent with ASC Topic 820, Fair Value Measurement. Under ASC 805, the assets acquired and liabilities assumed in a business combination are generally recognized and measured at their estimated fair values as of the acquisition date. Transaction costs associated with the merger are expensed as incurred. Any excess of the purchase consideration over the estimated fair value of net assets acquired will be allocated to goodwill.

The pro forma allocation of the purchase price is based on preliminary estimates and assumptions and is subject to change. Fifth Third has not completed the valuation analysis necessary to finalize the fair value estimates of Comerica’s assets and liabilities. Preliminary estimates have been developed for certain intangible assets and select financial assets and liabilities. Other assets and liabilities are presented at their historical carrying amounts and should be considered preliminary. The final allocation of the purchase price will be completed within the 12-month measurement period following the acquisition date, in accordance with ASC Topic 805. A final determination of fair values will be based on Comerica’s actual assets and liabilities as of the closing date of the merger and may differ materially from the preliminary estimates presented herein.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 combines the historical consolidated balance sheets of Fifth Third and Comerica, giving effect to the merger as if it had occurred on September 30, 2025. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2025 and for the year ended December 31, 2024 combine the historical results of Fifth Third and Comerica, giving effect to the merger as if it had occurred on January 1, 2024.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the merger been completed on the dates indicated, nor is it indicative of future results or financial position of Fifth Third following the merger.

2.	Preliminary Purchase Price Allocation

The following table summarizes the determination of the preliminary estimated purchase consideration as well as a sensitivity analysis assuming a 10% decrease and 10% increase in the price per share of Fifth Third common stock from the October 24, 2025 baseline.

		Sensitivity Analysis
		(10)%	+10%
Comerica shares outstanding at October 3, 2025(a)	128,054,461	128,054,461	128,054,461
Exchange ratio(b)	1.8663	1.8663	1.8663

Fifth Third shares to be issued in merger	238,988,041	238,988,041	238,988,041
FITB stock price as of October 24, 2025	$42.63	38.37	46.89

Common stock consideration ($ in millions)	$10,188	9,170	11,206
Preferred stock issued	392	392	392

Common and preferred stock consideration	$10,580	9,562	11,598

(a)	Comerica shares outstanding includes the conversion of certain vested equity awards held by Comerica employees into Fifth Third equity awards.
(b)	Exchange ratio pursuant to the terms of the merger agreement.

The following table summarizes the allocation of the preliminary estimated purchase consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Comerica, as if the merger had been completed on September 30, 2025, with the excess recorded to goodwill:

($ in millions)	Amount
Preliminary fair value of assets acquired:
Cash and due from banks	$986
Other short-term investments	4,082
Available-for-sale debt and other securities	15,133
Trading debt securities	170
Equity securities	133
Loans and leases held for sale	1
Portfolio loans and leases, net	50,153
Bank premises and equipment	603
Identifiable intangible assets	1,258
Other assets	6,434
Preliminary fair value of liabilities assumed:
Total deposits	62,746
Accrued taxes, interest and expenses	975
Other liabilities	1,990
Long-term debt	5,418

Preliminary fair value of net assets acquired	7,824
Preliminary goodwill	2,756

Preliminary estimated purchase price consideration	$10,580

3.	Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Comerica’s financial information to identify differences in accounting policies and financial statement presentation as compared to those of Fifth Third. As a result, certain reclassification adjustments have been made to conform Comerica’s accounting policies and historical financial statement presentation to Fifth Third’s accounting policies and historical financial statement presentation. Following the completion of the merger, or as more information becomes available, Fifth Third will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

A.

The following items represent certain reclassification adjustments to conform Comerica’s historical consolidated balance sheet presentation to Fifth Third’s historical consolidated balance sheet presentation as of September 30, 2025 ($ in millions):

Fifth Third Historical Consolidated Balance Sheet Line Items	Comerica Historical Consolidated Balance Sheet Line Items	Comerica	Reclass	Note 3A	Reclassified Comerica
Assets:
Cash and due from banks	Cash and due from banks	$986	—		986
	Interest-bearing deposits with banks	4,053	(4,053)	(ii)	—
Other short-term investments	Other short-term investments	325	3,757	(i), (ii), (iii)	4,082
Available-for-sale debt and other securities	Investment securities available-for-sale	14,816	215	(iv)	15,031
Held-to-maturity securities		—	—		—
Trading debt securities		—	170	(iii)	170
Equity securities		—	133	(iii)	133
Loans and leases held for sale		—	1	(iii)	1
Portfolio loans and leases	Total loans	50,886	—		50,886
Allowance for loan and lease losses	Allowance for loan losses	(686)	—		(686)

Portfolio loans and leases, net	Net loans	50,200	—		50,200
Bank premises and equipment	Premises and equipment	432	171	(iv)	603
Operating lease equipment		—	—		—
Goodwill		—	635	(iv)	635
Intangible assets		—	5	(iv)	5
Servicing rights		—	—		—
Other assets	Accrued income and other assets	6,564	(160)	(i), (iv)	6,404

Total Assets	Total Assets	$77,376	874		78,250

Fifth Third Historical Consolidated Balance Sheet Line Items	Comerica Historical Consolidated Balance Sheet Line Items	Comerica	Reclass	Note 3A	Reclassified Comerica
Liabilities:
Deposits:
Noninterest-bearing deposits	Noninterest-bearing deposits	$22,581	—		22,581
Interest-bearing deposits	Total interest-bearing deposits	40,015	146	(i)	40,161

Total deposits	Total deposits	62,596	146		62,742
Federal funds purchased		—	—		—
Other short-term borrowings	Short-term borrowings	—	—		—
Accrued taxes, interest and expenses		—	975	(v)	975
Other liabilities	Accrued expenses and other liabilities	1,929	(247)	(i), (v)	1,682
Long-term debt	Medium- and long-term debt	5,422	—		5,422

Total Liabilities		$69,947	874		70,821

Equity
Common stock	Common stock	$1,141	—		1,141
Preferred stock	Preferred stock	392	—		392
Capital surplus	Capital surplus	2,197	—		2,197
Retained earnings	Retained earnings	12,268	—		12,268
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(2,261)	—		(2,261)
Treasury stock	Cost of common stock in treasury	(6,308)	—		(6,308)

Total Equity	Total shareholders’ equity	$7,429	—		7,429

Total Liabilities and Equity	Total liabilities and shareholders’ equity	$77,376	874		78,250

i.	To reclassify derivative assets and liabilities to present a gross presentation of Comerica’s derivatives subject to a master netting arrangement.
ii.	To reclassify $4.1 billion of interest-bearing deposits with banks to other short-term investments.
iii.

To reclassify $133 million of equity securities, $170 million of variable rate demand notes, and $1 million of loans held for sale within other short-term investments to equity securities, trading debt securities, and loans and leases held for sale, respectively.

iv.

To reclassify $635 million of goodwill, $5 million of intangible assets, $171 million of capitalized software, net, and $215 million of FHLB and FRB restricted stock holdings within other assets to goodwill, intangible assets, bank premises and equipment, and available-for-sale debt and other securities, respectively.

v.	To reclassify $975 million of accrued taxes, interest and expenses within accrued expenses and other liabilities to accrued taxes, interest and expenses.

B.

The following items represent certain reclassification adjustments to conform Comerica’s historical consolidated statements of income presentation to Fifth Third’s historical consolidated statements of income presentation for the nine months ended September 30, 2025 ($ in millions):

Fifth Third Historical Consolidated Statements of Income Line Items	Comerica Historical Consolidated Statements of Income Line Items	Comerica	Reclass	Note 3B	Reclassified Comerica
Interest Income
Interest and fees on loans and leases	Interest and fees on loans	$2,309	16	(ii)	2,325
Interest on securities	Interest on investment securities	321	8	(i)	329
Interest on other short-term investments	Interest on short-term investments	171	(8)	(i)	163

Total interest income	Total interest income	2,801	16		2,817
Interest Expense
Interest on deposits	Interest on deposits	788	—		788
Interest on federal funds purchased		—	7	(iii)	7
Interest on other short-term borrowings	Interest on short-term borrowings	28	(7)	(iii)	21
Interest on long-term debt	Interest on medium- and long-term debt	261	—		261

Total interest expense	Total interest expense	1,077	—		1,077

Net Interest Income	Net interest income	1,724	16		1,740
Provision for credit losses	Provision for credit losses	86	—		86

Net Interest Income After Provision for Credit Losses	Net interest income after provision for credit losses	1,638	16		1,654
Noninterest Income
Wealth and asset management revenue		—	202	(iv)	202
	Fiduciary income	160	(160)	(iv)	—
	Brokerage fees	42	(42)	(iv)	—
Commercial payments revenue		—	192	(v)	192
Consumer banking revenue		—	126	(v), (vi)	126
	Card fees	175	(175)	(v)	—
	Service charges on deposit accounts	140	(140)	(v)	—
Capital markets fees	Capital markets income	110	—		110
Commercial banking revenue		—	89	(vii), (ix)	89
	Commercial lending fees	50	(50)	(vii)	—
	Letter of credit fees	31	(31)	(vii)	—
Mortgage banking net revenue		—	1	(vi)	1
Other noninterest income	Other noninterest income	37	20	(vi), (viii)	57
	Bank-owned life insurance	31	(31)	(viii)	—
	Risk management hedging income	16	(16)	(ii)	—
Securities gains, net		—	7	(vi)	7

Total noninterest income	Noninterest income	$792	(8)		784

Fifth Third Historical Consolidated Statements of Income Line Items	Comerica Historical Consolidated Statements of Income Line Items	Comerica	Reclass	Note 3B	Reclassified Comerica
Noninterest Expense
Compensation and benefits	Salaries and benefits expense	$1,079	—		1,079
Technology and communications	Software expense	146	11	(ix)	157
Net occupancy expense	Occupancy expense	140	—		140
Equipment expense	Equipment expense	39	2	(ix)	41
Loan and lease expense		—	7	(x)	7
Marketing expense	Advertising expense	29	—		29
Card and processing expense	Outside processing fee expense	200	(7)	(x)	193
Other noninterest expense	Other noninterest expenses	66	30	(ix), (xi)	96
	FDIC insurance expense	35	(35)	(xi)	—

Total noninterest expense	Total noninterest expenses	1,734	8		1,742
Income Before Income Taxes	Income before income taxes	696	—		696
Applicable income tax expense	Provision for income taxes	149	—		149

Net Income	Net income	547	—		547
Dividends on preferred stock	Preferred stock dividends	17	—		17
	Income allocated to participating securities	3	—		3

Net Income Available to Common Shareholders	Net income attributable to common shares	$527	—		527

i.	To reclassify $8 million of interest income on securities within interest on short-term investments to interest on securities.
ii.	To reclassify $16 million of interest on loans within risk management hedging income to interest and fees on loans and leases.
iii.	To reclassify interest on federal funds purchased within interest on short-term borrowings to interest on federal funds purchased.
iv.	To reclassify fiduciary income and brokerage fees to wealth and asset management revenue.
v.

To reclassify $124 million and $16 million of services charges on deposit accounts to commercial payments revenue and consumer banking revenue, respectively and to reclassify $68 million and $107 million of card fees to commercial payments revenue and consumer banking revenue, respectively.

vi.

To reclassify $3 million of retail service fees, $1 million of mortgage banking net revenue, and $7 million of net securities gains within other noninterest income to consumer banking revenue, mortgage banking net revenue, and securities gains, net, respectively.

vii.	To reclassify letter of credit fees and commercial lending fees to commercial banking revenue.
viii.	To reclassify bank-owned life insurance to other noninterest income.
ix.

To reclassify $2 million of small equipment expense, $11 million of telecommunications expense, and $8 million of net gains on sale of assets within other noninterest expense to equipment expense, technology and communications expense, and commercial banking revenue, respectively.

x.	To reclassify loan expense within card and processing expense to loan and lease expense.
xi.	To reclassify FDIC insurance expense to other noninterest expense.

C.

The following items represent certain reclassification adjustments to conform Comerica’s historical consolidated statements of income presentation to Fifth Thirds historical consolidated statements of income presentation for the year ended December 31, 2024 ($ in millions):

Fifth Third Historical Consolidated Statements of Income Line Items	Comerica Historical Consolidated Statements of Income Line Items	Comerica	Reclass	Note 3C	Reclassified Comerica
Interest Income
Interest and fees on loans and leases	Interest and fees on loans	$3,204	48	(ii)	3,252
Interest on securities	Interest on investment securities	402	15	(i)	417
Interest on other short-term investments	Interest on short-term investments	333	(15)	(i)	318

Total interest income	Total interest income	3,939	48		3,987
Interest Expense
Interest on deposits	Interest on deposits	1,238	—		1,238
Interest on federal funds purchased		—	—		—
Interest on other short-term borrowings	Interest on short-term borrowings	48	—		48
Interest on long-term debt	Interest on medium- and long-term debt	463	—		463

Total interest expense	Total interest expense	1,749	—		1,749

Net Interest Income	Net interest income	2,190	48		2,238
Provision for credit losses	Provision for credit losses	49	—		49

Net Interest Income After Provision for Credit Losses	Net interest income after provision for credit losses	2,141	48		2,189
Noninterest Income
Wealth and asset management revenue		—	271	(iii)	271
	Fiduciary income	220	(220)	(iii)	—
	Brokerage fees	51	(51)	(iii)	—
Commercial payments revenue		—	259	(iv)	259
Consumer banking revenue		—	187	(iv), (v)	187
	Card fees	256	(256)	(iv)	—
	Service charges on deposit accounts	184	(184)	(iv)	—
Capital markets fees	Capital markets income	142	—		142
Commercial banking revenue		—	109	(vi), (ix)	109
	Commercial lending fees	68	(68)	(vi)	—
	Letter of credit fees	40	(40)	(vi)	—
Mortgage banking net revenue		—	1	(v)	1
Other noninterest income	Other noninterest income	60	26	(v), (vii)	86
	Bank-owned life insurance	44	(44)	(vii)	—
	Risk management hedging income	8	(8)	(ii)	—
Securities gains (losses), net		—	(8)	(v), (viii)	(8)
	Net losses on debt securities	(19)	19	(viii)	—

Total noninterest income	Noninterest income	$1,054	(7)		1,047

Fifth Third Historical Consolidated Statements of Income Line Items	Comerica Historical Consolidated Statements of Income Line Items	Comerica	Reclass	Note 3C	Reclassified Comerica
Noninterest Expense
Compensation and benefits	Salaries and benefits expense	$1,352	—		1,352
Technology and communications	Software expense	181	14	(ix)	195
Net occupancy expense	Occupancy expense	181	—		181
Equipment expense	Equipment expense	52	3	(ix)	55
Marketing expense	Advertising expense	41	—		41
Loan and lease expense		—	11	(ix), (x)	11
Card and processing expense	Outside processing fee expense	273	(10)	(x)	263
Other noninterest expense	Other noninterest expenses	151	99	(ii), (ix), (xi)	250
	FDIC insurance expense	76	(76)	(xi)	—

Total noninterest expense	Total noninterest expenses	2,307	41		2,348
Income Before Income Taxes	Income before income taxes	888	—		888
Applicable income tax expense	Provision for income taxes	190	—		190

Net Income	Net income	698	—		698
Dividends on preferred stock	Preferred stock dividends	23	—		23
	Income allocated to participating securities	4	—		4

Net Income Available to Common Shareholders	Net income attributable to common shares	$671	—		671

i.	To reclassify $15 million of interest income on securities within interest on short-term investments to interest on securities.
ii.

To reclassify $48 million of interest on loans and $40 million of de-designated cash flow hedges, which were expected to be re-designated, within risk management hedging income to interest and fees on loans and leases and other noninterest expense, respectively.

iii.	To reclassify fiduciary income and brokerage fees to wealth and asset management revenue.
iv.

To reclassify $162 million and $22 million of service charges on deposit accounts to commercial payments revenue and consumer banking revenue, respectively and to reclassify $97 million and $159 million of card fees to commercial payments revenue and consumer banking revenue, respectively.

v.

To reclassify $6 million of retail service fees, $1 million of mortgage banking net revenue, and $11 million of net securities gains within other noninterest income to consumer banking revenue, mortgage banking net revenue, and securities losses, net, respectively.

vi.	To reclassify letter of credit fees and commercial lending fees to commercial banking revenue.
vii.	To reclassify bank-owned life insurance to other noninterest income.
viii.	To reclassify net losses on debt securities to securities losses, net.
ix.

To reclassify $3 million of small equipment expense, $14 million of telecommunications expense, $1 million of loan expense, and $1 million of net gains on sale of assets within other noninterest expense to equipment expense, technology and communications expense, loan and lease expense, and commercial banking revenue, respectively.

x.	To reclassify loan expense within card and processing expense to loan and lease expense.
xi.	To reclassify FDIC insurance expense to other noninterest expense.

4.	Adjustments to the Pro Forma Condensed Combined Balance Sheet

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

A.	Adjustment to available-for-sale debt and other securities to eliminate $102 million related to Comerica’s premiums and discounts on previously acquired securities.

B.	Adjustments to portfolio loans and leases to eliminate $73 million related to Comerica’s premiums and discounts on previously acquired loans and deferred origination costs and fees on portfolio loans.

C.

Adjustment to allowance for loans and lease losses to eliminate Comerica’s existing allowance for loan and lease losses of $686 million and to record Fifth Third’s preliminary estimated life of loan credit losses of $806 million for the non-purchase credit deteriorated (PCD) acquired loans and leases. The fair value adjustment reflects preliminary estimates made by Fifth Third and is subject to change once further analysis is performed and as additional information becomes available. The analysis of loans classified as PCD is not complete and therefore no portion of the fair value adjustment relates to assets classified as PCD.

D.

Adjustment to goodwill and intangible assets to eliminate Comerica’s existing goodwill and identifiable intangible assets of $635 million and $5 million, respectively, and to record preliminary estimated goodwill and identifiable intangible assets associated with the merger of $2.8 billion and $1.3 billion, respectively.

E.	Adjustments to other assets to reflect the effects of $30 million on deferred tax assets resulting from the preliminary acquisition accounting adjustments.

F.

Adjustment to interest-bearing deposits of $4 million to eliminate Comerica’s discount on previously acquired deposits and to record the preliminary estimated fair value of acquired interest-bearing deposits.

G.

Adjustment to other liabilities to recognize preliminary estimated merger costs of $1.3 billion incurred by Fifth Third, and related deferred tax assets of $310 million, using an estimated effective tax rate of 24.5%.

H.	Adjustments to other liabilities to reflect the effects of $308 million on deferred tax liabilities resulting from the preliminary acquisition accounting adjustments.

I.	Adjustment to long-term debt to eliminate $4 million related to Comerica’s premiums and discounts on previously acquired debt.

J.	Adjustment to equity to eliminate Comerica’s remaining equity balances and record new equity amounts based on the merger consideration.

K.

Preferred stock reflects the conversion of Comerica’s Series B Preferred Stock into a newly issued series of Fifth Third preferred stock with terms not materially less favorable. The fair value of the newly issued Fifth Third preferred stock is preliminarily estimated to be equivalent to the carrying value of Comerica’s preferred stock.

L.	Adjustment to record the preliminary estimated merger costs of $955 million, net of tax, based on an estimated effective tax rate of 24.5%.

5.	Adjustments to the Pro Forma Condensed Combined Statements of Income

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined statements of income. All adjustments are based on preliminary assumptions and valuations, which are subject to change.

A.

Adjustments to interest income to eliminate $40 million and $55 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, related to Comerica’s amortization of premiums and accretion of discounts on previously acquired loans and the amortization of net deferred origination fees on portfolio loans.

B.

Adjustments to interest income to eliminate $27 million and $6 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, related to Comerica’s amortization of premiums and accretion of discounts on previously acquired securities and to reflect $193 million and $257 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, related to the preliminary estimated amortization of premiums and accretion of discounts on available for sale securities.

C.

Adjustments to interest expense to eliminate $1 million and $3 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, related to Comerica’s amortization of premiums and accretion of discounts on previously acquired deposits and to reflect the amortization of $1 million and $2 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, related to the preliminary estimated premium on acquired interest-bearing deposits.

D.

Adjustment to record provision for credit losses on non-purchase credit deteriorated (PCD) acquired loans and leases for the year ended December 31, 2024. The fair value adjustment reflects preliminary estimates made by Fifth Third and is subject to change once further analysis is performed and as additional information becomes available. The analysis of loans classified as PCD is not complete and therefore no portion of the fair value adjustment relates to assets classified as PCD.

E.	Adjustment to noninterest expense to reflect the preliminary estimated merger and restructuring costs of $1.3 billion expected to be incurred by Fifth Third for the year ended December 31, 2024.

F.

Adjustments to noninterest expense to reflect the amortization of $154 million and $229 million for the nine months ended September 30, 2025 and the year ended December 31, 2024, respectively, related to the preliminary estimated core deposit intangible asset. The intangible asset amortization is based on the sum-of-years-digits method over an estimated useful life of 10 years.

G.

Adjustment to record the estimated income tax impact of the pro forma adjustments utilizing an estimated effective tax rate of 24.5% for the nine months ended September 30, 2025 and the year ended December 31, 2024. The effective tax rate of Fifth Third following the merger could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the pro forma tax rate will likely vary from the actual effective rate in periods subsequent to completion of the merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities and equity.

H.

Dividends on preferred stock reflect the preliminary estimated dividend expense related to the conversion of Comerica’s Series B Preferred Stock into a newly issued series of Fifth Third preferred stock, with terms not materially less favorable. The terms of the newly issued Fifth Third preferred stock are preliminarily estimated to be equivalent to those of Comerica’s preferred stock.

I.

Adjustment to earnings per share calculation for the nine months ended September 30, 2025 and the year ended December 31, 2024 to present pro forma basic and diluted weighted average shares of Fifth Third following the merger using the historical weighted average shares of Fifth Third common stock outstanding combined with the additional Fifth Third common stock issued in conjunction with the merger.